UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2007

BUNGE LIMITED

(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16625 Commission File Number	98-0231912 (IRS Employer Identification No.)

50 Main Street White Plains, New York (Address of principal executive offices)	10606 (Zip code)

(914) 684-2800 (Registrant’s telephone number, including area code)

N.A. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

The Bunge Retirement Savings Plan, the Bunge Savings Plan and the Bunge Savings Plan – Supplement A (collectively referred to as the “401(k) Plans”) are transitioning administration, recordkeeping and trustee services to Fidelity Investments on January 1, 2008. This transition will necessitate a blackout period during which the participants in the 401(k) Plans will be unable to direct or diversify their investments in the 401(k) Plans. The blackout period will begin at 4:00 p.m. Eastern time on December 21, 2007 and is expected to end the week of January 13, 2008 (the “Blackout Period”). As a result of the Blackout Period, on November 27, 2007, Bunge Limited (the “Company”) sent a notice (the “Notice”) to its directors and executive officers informing them, pursuant to Section 306 of the Sarbanes-Oxley Act, that during the Blackout Period, they will be prohibited from directly or indirectly, purchasing, selling or otherwise acquiring or transferring any equity securities of Bunge Limited. A copy of the Notice is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety. The notice required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974 was provided to the Company on November 20, 2007.

During the Blackout Period and for a period of two years after the ending date of the Blackout Period, a security holder or other interested person may obtain, without charge, the actual beginning and ending dates of the Blackout Period. To obtain such information and for all other inquiries about the Blackout Period, please contact Carla L. Heiss, Assistant General Counsel, Bunge Limited, at 50 Main Street, White Plains, New York 10606, telephone (914) 684-2800.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
Exhibit No.	Description
99.1	Notice of Blackout Period to Directors and Executive Officers of Bunge Limited, dated November 27, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 27, 2007

BUNGE LIMITED

By:	/s/ CARLA L. HEISS
Name: Carla L. Heiss
Title: Assistant General Counsel

EXHIBITS

Exhibit No.	Description
99.1	Notice of Blackout Period to Directors and Executive Officers of Bunge Limited, dated November 27, 2007.